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                                                                    Exhibit 10.4

                             SEVERANCE PAY AGREEMENT
                               (CHANGE OF CONTROL)

                  THIS AGREEMENT is made as of the 31st day of July 1998, between Diametrics Medical, Inc., a Minnesota corporation (the "Company") and ___________________ ("Employee").

                  WITNESSETH THAT:

                  WHEREAS, it is the purpose of this Agreement to specify the financial arrangements that the Company will provide to Employee upon Employee's separation from employment with the Company or one of its subsidiaries under the circumstances described herein; and

                  WHEREAS, this Agreement is adopted in the belief that it is in the best interests of the Company and its shareholders to provide stable conditions of employment for Employee, thereby minimizing personnel turnover and enhancing the Company's and its subsidiaries' ability to recruit highly qualified people.

                  NOW, THEREFORE, to assure the Company that it will have the continued dedication of Employee notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company, and to induce Employee to remain in the employ of the Company or the subsidiary of the Company with which Employee is employed (the "Subsidiary"), and for other good and valuable consideration, the Company and Employee agree as follows:

                  1. Term of Agreement.

                  This Agreement shall be for a three-year term commencing on the date hereof and shall be automatically renewed for an additional three-year term thereafter unless canceled in writing by either party hereto at least 60 days prior to expiration of the initial or any renewal term; provided that this Agreement shall continue for at least two years after a Change of Control that occurs during the term of this Agreement.

                  2. Termination of Employment.

                  (i) If a Change in Control (as defined in Section 3(i) hereof) occurs during the term of this Agreement and any of the events described in (a) or (b) below shall occur within two years after such Change of Control, then Employee shall be entitled to receive the cash payment provided in Section 4 hereof:

                    (a) the Company or the Subsidiary, as the case may be, shall have exercised its right to terminate Employee without Cause (as defined in Section 3(iii) hereof); or

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                    (b) Employee shall have voluntarily exercised Employee's
               option to terminate Employee's employment for Good Reason (as defined in Section 3(ii) hereof). Notice of election of this option must identify Employee and set forth in reasonable detail the facts and circumstances claimed to constitute Good Reason.

                  (ii) From and after the date of a Change in Control, the Company or the Subsidiary, as the case may be, shall have the right to terminate Employee from employment at any time during the term of this Agreement for Cause by written notice to Employee, specifying the particulars of the conduct of Employee forming the basis for such termination, and Employee shall not be entitled to any payment pursuant to Section 4 for termination for Cause.

                  (iii) From and after the date of a Change in Control during the term of this Agreement, Employee shall not be removed from employment with the Company or the Subsidiary, as the case may be, except as provided in Section 2(i) or (ii) hereof or as a result of Employee's Disability (as defined in Section 3(iv) hereof) or Employee's death. Employee's rights upon termination of employment prior to a Change in Control or after the expiration of the term of this Agreement shall be governed by the Severance Pay Agreement (Termination Without Cause) applicable to Employee in effect at the time of termination.

                  Any notice given by Employee pursuant to this Section 2 shall be effective on the date it is given by Employee.

                  3. Definitions

                  (i) A "Change in Control" shall mean the occurrence of any of the following events as a result of a transaction or series of transactions:

                    (a) a change in control of the Company of a nature required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), whether or not the Company is then subject to such reporting requirement;

                    (b) any "person" (as such term is used in Sections 13(d) and
               14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                    (c) individuals who at the date hereof constitute the Board of Directors of the Company cease to constitute a majority thereof, provided that such change is the direct or indirect result of a proxy fight and contested election for positions on the Board; or

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                    (d) the Board of Directors of the Company determines, in its sole and absolute discretion, that there has been a change in control of the Company.

                  (ii) "Good Reason" shall mean the occurrence of any of the following events:

                    (a) the assignment to Employee of employment
               responsibilities which are not of comparable responsibility and status as the employment responsibilities held by Employee immediately prior to a Change in Control;

                    (b) a reduction by the Company or by the Subsidiary, as the case may be, in Employee's compensation (including targeted bonus compensation) as in effect immediately prior to a Change in Control;

                    (c) the Company's or the Subsidiary's requiring Employee to be based anywhere other than within fifty (50) miles of Employee's office location immediately prior to a Change in Control, except for requirements of temporary travel on the Company's business to an extent substantially consistent with Employee's business travel obligations immediately prior to a Change in Control;

                    (d) except to the extent otherwise required by applicable
               law, the failure by the Company or the Subsidiary to continue in effect any benefit or compensation plan, stock ownership plan, stock purchase plan, bonus plan, life insurance plan, health-and-accident plan or disability plan in which Employee is participating immediately prior to a Change in Control (or plans providing Employee with substantially similar benefits), the taking of any action by the Company or the Subsidiary which would adversely affect Employee's participation in, or materially reduce Employee's benefits under, any of such plans or deprive Employee of any material fringe benefit enjoyed by Employee immediately prior to such Change in Control, or the failure by the Company or the Subsidiary to provide Employee with the number of paid vacation days to which Employee is entitled immediately prior to such Change in Control in accordance with the Company's or such Subsidiary's vacation policy as then in effect; or

                    (e) the failure by the Company to obtain, as specified in
               Section 6(i) hereof, an assumption of the obligations of the Company to perform this Agreement by any successor to the Company.

Notwithstanding the foregoing, none of the forgoing events shall be considered "Good Reason" if it occurs in connection with the Employee's death or disability.

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                  (iii) "Cause" shall mean termination by the Company or the
Subsidiary, as the case may be, of Employee's employment based upon (a) the willful and continued failure by Employee substantially to perform Employee's duties and obligations (other than any such failure resulting from Employee's incapacity due to physical or mental illness) or (b) the willful engaging by Employee in misconduct which is materially injurious to the Company or any of its subsidiaries, monetarily or otherwise. For purposes of this paragraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by Employee in bad faith and without reasonable belief that Employee's action or omission was in the best interests of the Company and its subsidiaries.

                  (iv) "Disability" shall mean any physical or mental condition which would qualify Employee for a disability benefit under the long-term disability plan of the Company or the Subsidiary.

                  4. Benefits Upon Termination Under Section 2(i)

                  Upon the termination of the employment of Employee pursuant to
Section 2(i) hereof, Employee shall be entitled to receive the benefits specified in this Section 4. The amounts due to Employee under subparagraphs (a) and (b) of this Section 4 shall be paid to Employee not later than one business day prior to the date that the termination of Employee's employment becomes effective.

                  (a) The Company shall pay to Employee (i) the full base salary earned and other compensation (other than any bonus referred to in clause (ii) below) by Employee and unpaid through the date that the termination of Employee's employment becomes effective, at the rate in effect at the time written notice of termination (voluntary or involuntary) was given, (ii) any amount earned by Employee as a bonus with respect to the fiscal year of the Company preceding the termination of his employment if such bonus has not theretofore been paid to Employee, (iii) an amount equal to a pro rata portion, based on number of days elapsed, of the bonus Employee would have earned for the year in which termination is effective, assuming for such purposes that the Company achieves targeted performance, and (iii) an amount representing vacation pay earned or accrued by Employee but not taken.

                  (b) In lieu of any further base salary payments to Employee for periods subsequent to the date that the termination of Employee's employment becomes effective, the Company shall pay as severance pay to Employee a lump-sum cash amount equal to two (2) times Employee's full base salary in effect immediately prior to termination or occurrence of an event creating "Good Reason" plus the targeted bonus Employee would have earned for the year in which termination is effective, assuming for such purposes that the company and employee achieve targeted performance.

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                  (c) In the event that Employee becomes entitled to payments under Section 4(b) hereof, the Company shall cause its independent auditors promptly to review, at the Company's sole expense, the applicability of Section 4999 of the Code to such payments. If such auditors shall determine that any payment or distribution of any type by the Company to Employee or for Employee's benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then Employee shall be entitled to receive an additional cash payment (a "Gross-Up Payment") within 30 days of such determination equal to an amount such that after payment by Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, Employee would retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. For purposes of the foregoing determination, Employee's tax rate shall be deemed to be the highest statutory marginal state and Federal tax rate (on a combined basis) (including Employee's share of FICA and Medicare taxes) then in effect. If no determination by the Company's auditors is made prior to the time a tax return reflecting the Total Payments is required to be filed by Employee, Employee will be entitled to receive a Gross-Up Payment calculated on the basis of the Total Payments reported by Employee in such tax return, within 30 days of the filing of such tax return. In all events, if any tax authority determines that a greater Excise Tax should be imposed upon the Total Payments than is determined by the Company's independent auditors or reflected in Employee's tax return pursuant to this Section 4(c), Employee shall be entitled to receive the full Gross-Up Payment calculated on the basis of the amount of Excise Tax determined to be payable by such tax authority from the Company within 30 days of such determination.

                  (d) The Company shall also pay to Employee all legal fees and expenses incurred by Employee in seeking to obtain or enforce any right or benefit provided to Employee by this Agreement, including any and all expenses of arbitration in accordance with Section 12 below.

Employee shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise. The amount of any payment or benefit provided in this Section 4 shall not be reduced by any compensation earned by Employee as a result of any employment by another employer.

                  5. Successors; Binding Agreement; Assignment.

                  (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise), to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement

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in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as Employee would be entitled hereunder if Employee terminated his employment after a Change in Control for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Termination Date. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 5(i) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (ii) This Agreement is personal to Employee and Employee may not assign or transfer any part of Employee's rights or duties hereunder, or any compensation due to Employee hereunder, to any other person. Notwithstanding the foregoing, this Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

                  6. Modification; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Employee and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  8. Notice. All notices, requests, demands and all other communications required or permitted by either party to the other party by this Agreement (including, without limitation, any notice of termination of employment) shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by regular, certified or registered mail, return receipt requested, at the address of the other party, as follows:

                     If to the Company, to:

                     Diametrics Medical, Inc.
                     2658 Patton Road
                     Roseville, MN 55113

                     If to Employee, to:

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Either party hereto may change its address for purposes of this Section 8 by giving fifteen (15) days' prior notice to the other party hereto.

                  9. Severability. If any term or provision of this Agreement or the application hereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  10. Headings. The headings in this Agreement are inserted for convenience or reference only and shall not be a part of or control or affect the meaning of this Agreement.

                  11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  12. Governing Law/Arbitration. This Agreement has been executed and delivered in the State of Minnesota and shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota, including all matters of construction, validity and performance. Notwithstanding the foregoing, any dispute as to the occurrence of a "Change of Control," or as to "Cause" or "Good Reason," shall be settled by final and binding arbitration by a sole arbitrator in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes in effect as of the date of this Agreement. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Minneapolis, Minnesota. The arbitrator is empowered to award damages in excess of compensatory damages.

                  13. Entire Agreement. This Agreement supersedes any and all other oral or written agreements or policies made relating to the subject matter hereof; provided that, this Agreement shall not supersede or limit in any way Employee's rights under any benefit plan, program or arrangements in accordance with their terms.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by a duly authorized officer, and Employee has hereunto set Employee's hand, all as of the date first written above.





                                       Diametrics Medical, Inc.

                                       By
                                          --------------------------------
                                         Its
                                             -----------------------------


                                       Employee

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